UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024
XOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39598	98-1550505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 Tyburn Street Los Angeles, California	90065
(Address of principal executive offices)	(Zip Code)

(818) 316-1890
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	XOS	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $345.00 per share	XOSWW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed in the Current Reports on Form 8-K filed by Xos, Inc., a Delaware corporation (“Xos”) with the Securities and Exchange Commission (the “SEC”) on January 11, 2024, Xos entered into an Arrangement Agreement on January 11, 2024 (as amended, the “Arrangement Agreement”), with ElectraMeccanica Vehicles Corp., a corporation existing under the laws of the Province of British Columbia (“ElectraMeccanica”), pursuant to which Xos agreed to acquire all of the issued and outstanding common shares of ElectraMeccanica (the “ElectraMeccanica Shares”) pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia) (the “Arrangement”). The Arrangement was consummated on March 26, 2024 (the “Closing Date”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note is incorporated by reference herein.

Subject to the terms and conditions set forth in the Arrangement Agreement and the Plan of Arrangement, on March 26, 2024, each ElectraMeccanica Share outstanding immediately prior to the effective time of the Arrangement (the “Effective Time”) was converted automatically into the right to receive 0.0143739 of a share of common stock of Xos, par value $0.0001 per share (the “Common Stock”).

At the Effective Time, (i) each ElectraMeccanica deferred share unit, performance share unit and restricted share unit that was outstanding immediately prior to the Effective Time vested and was settled by ElectraMeccanica in exchange for one ElectraMeccanica Share, subject to applicable withholdings; (ii) each ElectraMeccanica option to purchase ElectraMeccanica Shares that was outstanding immediately prior to the Effective Time, all of which were out-of-the-money at such time, was cancelled without any payment therefor; and (iii) each outstanding purchase warrant to acquire ElectraMeccanica Shares remains outstanding following the closing of the Arrangement and remains exercisable pursuant to the terms and conditions of the warrant certificates representing such ElectraMeccanica warrants.

The foregoing summary description of the completion of the Arrangement does not purport to be complete and is qualified in its entirety by reference to the terms of (i) the Arrangement Agreement, which was filed as Exhibit 2.1 to the Current Reports on Form 8-K filed by Xos with the SEC on January 11, 2024, and is incorporated by reference into this Item 2.01. and (ii) the Amendment Agreement, which was filed as Exhibit 2.1 to the Current Reports on Form 8-K filed by Xos with the SEC on January 31, 2024.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.02.

The Common Stock issued by Xos in connection with the Arrangement were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) of the Securities Act based on the final order of the Supreme Court of British Columbia issued on March 22, 2024, approving the Plan of Arrangement following a hearing by the court which considered, among other things, the fairness of the Arrangement to the persons affected.

Item 5.02	Departure of Directors; Election of Directors

As of the Effective Time, the Xos board increased the number of directors on the Xos board from seven (7) to nine (9) and appointed three (3) of the ElectraMeccanica board members to the Xos board including each of (i) Luisa Ingargiola, (ii) Dietmar Ostermann and (iii) Michael Richardson. Six (6) of the seven (7) Xos board members being Dakota Semler, Giordano Sordoni, Ed Rapp, George Mattson, Stuart Bernstein and Alice Jackson, remain on the Xos board. As of the Effective Time, Burt Jordan ceased serving as a member of the board of the directors of the Company and each committee thereof.

Ms. Ingargiola served as a member of the ElectraMeccanica Board since March 2018. Since 2007, Ms. Ingargiola has served as the Chief Financial Officer of Avalon GloboCare Corp. (NASDAQ: ALBT), a leading biotech health care company that is developing cell based therapeutic and diagnostic technologies for cancer and other diseases. From 2007 through 2016, Ms. Ingargiola served as the Chief Financial Officer at MagneGas Corporation (NASDAQ: MNGA). Prior to 2007, Ms. Ingargiola held various roles as Budget Director and Investment Analyst in several private companies. She currently serves as a director and audit committee chair for several public companies, including Dragonfly Energy Holdings Corp. (NASDAQ: DFLI), Vision Marine Technologies, Inc. (NASDAQ: VMAR), and BioCorRx Inc. (OTCQB: BICX), and previously served on the boards of directors of AgEagle (NYSE: UAVS), Progress Acquisition Corporation (NASDAQ: PGRWU), Siyata Mobile Inc. (NASDAQ: SYTA) and MagneGas Corporation (NASDAQ: MNGA). Ms. Ingargiola graduated from Boston University with a bachelor’s degree in Business Administration and a concentration in Finance. She also received a Master of Health Administration from the University of South Florida.

Mr. Ostermann served as a member of the ElectraMeccanica Board since July 2022. Mr. Ostermann consulted to many of the top original equipment manufacturers (OEMs), including GM, Ford, Stellantis, Rivian, BMW, Mercedes, VW, Nissan and Hyundai as well as many auto suppliers on topics of business strategy, product development and operations improvement. Mr. Ostermann most recently served as PwC’s Global and US Auto Advisory Leader based in Detroit, MI for 11 years. Prior to PwC, he led the global auto practice of management consulting firm PRTM in Boston. Prior to that, he spent 17 years at top management consulting firm A.T. Kearney in the United States and Germany, which he also led as their Chief Executive Officer for 3 years. Mr. Ostermann currently serves as an independent director for auto suppliers Shape Corp and North American Stamping Group. Mr. Ostermann holds a bachelor’s degree in Industrial Engineering and Business from the University of Hamburg in Germany and a master’s degree in industrial and Systems Engineering and Business from the University of Southern California.

Mr. Richardson has served as a member of the ElectraMeccanica Board since November 2022. Mr. Richardson is an accomplished automotive executive with nearly fifty years of global experience, guiding business strategy and building customer solutions. Most recently, Mr. Richardson served as Interim Chief Executive Officer of Dura Automotive, an independent designer and manufacturer of automotive components, where he was tasked with delivering multiple strategic, urgent initiatives during the global pandemic. Mr. Richardson’s career has included his roles at General Motors, Delphi Corporation and Nexteer Automotive, where he served in multiple positions within the multi-billion-dollar global steering and driveline businesses. Mr. Richardson has focused his career on the development of electric steering systems, steering columns, driveline systems as well as advanced driver assistance systems and key technologies enabling reliable vehicle autonomy. He began in 1974 as a co-operative student at the former Saginaw steering gear division of General Motors and was ultimately appointed as the Executive Board Director and President of Nexteer. There, Mr. Richardson was responsible for building Nexteer’s global product portfolio, expanding customers served and leading industry growth. He retired from Nexteer Automotive as President and Executive Board Director in 2019. He currently serves as an independent director on the board of directors for both Dura Automotive and Shape Corporation. Mr. Richardson holds a bachelor’s degree in mechanical engineering from Kettering University and a master’s degree in business administration from Central Michigan University. He also holds a Master Level Professional Board Director Certification from the American College of Corporate Directors.

In connection with their appointments to the Board, on March 15, 2024, the Company entered into indemnification agreements (the “Indemnification Agreements”) with each of Luisa Ingargiola, Dietmar Ostermann and Michael Richardson on substantially the same terms as the agreements previously entered between the Company and each of its other directors. The form of indemnification agreement entered into between the Company and each of its directors is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed on March 31, 2023, and is incorporated herein by reference. The Indemnification Agreements provide customary indemnification protections to the indemnitees, including indemnification against all expenses, judgments, fines and amounts paid in settlement and advancement of expenses (subject to customary limitations).

Item 8.01.	Other Events.

Press Release

On March 26, 2024 Xos issued a press release announcing the closing of the Arrangement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses or Funds Acquired

The Company will file the financial statements required by this item in connection with the Arrangement by amendment to this Current Report on Form 8-K to be filed no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.

(b)	Pro Forma Financial Information

The Company will file the pro forma financial information required by this item in connection with the Arrangement by amendment to this Current Report on Form 8-K to be filed no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.

(d) Exhibits

Exhibit Number	Description

2.1*
Arrangement Agreement by and between Xos and ElectraMeccanica dated January 11, 2024 (incorporated by reference to Exhibit 2.1 of Xos’ Current Report on Form 8-K (File No. 001-39598), filed with the SEC on January 11, 2020)

2.2
Amendment Agreement by and between Xos and ElectraMeccanica dated January 31, 2024 (incorporated by reference to Exhibit 2.1 to ElectraMeccanica’s Current Report on Form 8-K filed with the SEC on February 1, 2024)

10.1	Form of Indemnification Agreement, by and between Xos and its directors and officers (incorporated by reference to Exhibit 10.5 of Xos’ Annual Report on Form 10-K filed with the SEC on March 31, 2023).
99.1	Press Release dated March 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2024

XOS, INC.

	By:	/s/ Dakota Semler
Dakota Semler
Chief Executive Officer